10390 Pacific Center Court, San Diego, CA 92121-4340 858•646•1100, FAX: 858•646•1150 www.vical.com	News Release

FOR IMMEDIATE RELEASE
October 31, 2007

Contacts:	Alan R. Engbring Executive Director, Investor Relations (858) 646-1127 Website: www.vical.com	Jill M. Church Vice President and Chief Financial Officer

Vical Reports Third Quarter 2007 Financial Results
And Progress in Product Development Programs

SAN DIEGO—October 31, 2007—Vical Incorporated (Nasdaq:VICL) today reported financial results for the quarter ended September 30, 2007. The net loss for the third quarter of 2007 was $9.2 million or $0.24 per share, compared with $7.5 million or $0.24 per share for the third quarter of 2006.

Financial results were consistent with the company’s guidance of a projected net loss for the full year 2007 of between $32 million and $37 million, and a net cash burn for the full year, excluding equity investments, of $27 million to $32 million. Vical had cash and investments of $77 million at September 30, 2007.

Angiogenesis Programs

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Sanofi-aventis initiated a 500-patient pivotal Phase 3 clinical trial of its NV1FGF angiogenesis therapy, which is based on Vical’s non-viral DNA delivery technology. Assuming successful completion of the trial, sanofi-aventis expects to file for marketing approval in 2010.

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The company’s other angiogenesis licensee, AnGes MG, Inc. (AnGes), is preparing an application for Japanese marketing approval based on positive results following an interim efficacy evaluation in its Japanese Phase 3 trial of its gene-based Hepatocyte Growth Factor (HGF) product candidate in patients with advanced peripheral arterial disease (PAD).

CMV Phase 2 Trial

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In October, an independent data safety monitoring board (DSMB) found no safety issues and recommended continuation of the company’s Phase 2 trial of a DNA vaccine against cytomegalovirus (CMV) in patients receiving hematopoietic stem cell transplants. The DSMB completed an interim evaluation of safety data after the two-month follow-up visits for the first 20 transplant recipients enrolled in the study.

Pandemic Influenza Phase 1 Trial

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In August, Vical initiated a Phase 1 trial of the company’s Vaxfectin™-formulated plasmid DNA (pDNA) pandemic influenza vaccine. The double-blind, placebo-controlled trial is evaluating safety, tolerability and immune responses in up to 60 healthy volunteers. Vaccination of the first dose cohort has been completed with no safety issues, and the second dose cohort has been fully enrolled. Trial results are expected in the first half of 2008.

Vaxfectin™ Adjuvant

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In October, the protein-based H5N1 pandemic influenza vaccine currently stockpiled by the U.S. government was shown to derive dose-sparing benefit from the company’s patented Vaxfectin™ adjuvant in a study in mice.

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The company also reported that a measles DNA vaccine formulated with the company’s Vaxfectin™ adjuvant completely protected infant nonhuman primates following challenge one year after intradermal vaccination, with no clinical signs of disease and no culturable virus after challenge.

Conference Call

Vical will conduct a conference call and webcast to discuss the financial results and program updates with invited analysts and institutional investors today, October 31, at noon Eastern Time. The call and webcast are open on a listen-only basis to any interested parties. To listen to the conference call, dial in approximately ten minutes before the scheduled call to (888) 600-4883, or (913) 312-6683 for international participants, and reference confirmation code 1036247. A replay of the call will be available for 48 hours beginning about two hours after the call. To listen to the replay, dial (888) 203-1112, or (719) 457-0820 for international participants, and enter replay passcode 1036247. The call also will be available live and archived through the events page at www.vical.com. For further information, contact Vical’s Investor Relations department by phone at (858) 646-1127 or by e-mail at info@vical.com.

About Vical

Vical researches and develops biopharmaceutical products based on its patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases. Potential applications of the company’s DNA delivery technology include DNA vaccines for infectious diseases or cancer, in which the expressed protein is an immunogen; cancer immunotherapeutics, in which the expressed protein is an immune system stimulant; and cardiovascular therapies, in which the expressed protein is an angiogenic growth factor. The company is developing certain infectious disease vaccines and cancer therapeutics internally. In addition, the company collaborates with major pharmaceutical companies and biotechnology companies that give it access to complementary technologies or greater resources. These strategic partnerships provide the company with mutually beneficial opportunities to expand its product pipeline and address significant unmet medical needs. Additional information on Vical is available at www.vical.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected, including: whether Vical or others will continue development of the company’s CMV or pandemic influenza vaccine candidates, the company’s Vaxfectin™ adjuvant, the sanofi-aventis NV1FGF angiogenesis therapy, the NIH HIV vaccine candidate, or any other product candidates being developed by Vical, its collaborators or licensees; whether the CMV vaccine will achieve the safety and efficacy endpoints in the Phase 2 trial for stem cell transplant donors and recipients; whether the pandemic influenza vaccine will achieve the safety and immunogenicity endpoints in the Phase 1 trial; whether sanofi-aventis will complete the Phase 3 trial of its NV1FGF angiogenesis therapy and file for marketing approval in 2010, if at all; whether the company’s CMV or pandemic influenza vaccine candidates, the Vaxfectin™ adjuvant, the NV1FGF product candidate, the HIV vaccine candidate, or any other product candidates being developed by Vical, its collaborators or licensees will be shown to be safe and effective in clinical trials; the timing, nature and cost of clinical trials; whether the company will achieve levels of revenues and control expenses to meet projected financial performance; and additional risks set forth in the company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the company’s judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

VICAL INCORPORATED
Selected Condensed Financial Information (Unaudited)

Statements of Operations	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(in thousands, except per share amounts)	2007	2006	2007	2006

Revenues:
Contract and grant revenue	$164	$412	$3,994	$13,091
License and royalty revenue	211	154	747	346
Total revenues	375	566	4,741	13,437
Operating expenses:
Research and development	5,580	4,038	17,314	12,853
Manufacturing and production	2,871	2,899	11,034	10,950
General and administrative	2,192	1,904	6,825	6,752
Total operating expenses	10,643	8,841	35,173	30,555
Loss from operations	(10,268)	(8,275)	(30,432)	(17,118)
Net investment income	1,029	766	3,399	1,892
Net loss	$(9,239)	$(7,509)	$(27,033)	$(15,226)
Basic and diluted net loss per share	$(0.24)	$(0.24)	$(0.69)	$(0.52)
Shares used to calculate basic and diluted net loss per share	39,193	30,714	39,189	29,282

Balance Sheets	Sept. 30,	December 31,
(in thousands)	2007	2006
Assets:
Cash, cash equivalents, and marketable securities	$76,906	$100,393
Other current assets	1,328	5,049
Total current assets	78,234	105,442
Property and equipment, net	12,808	13,500
Other assets	5,665	6,307
Total assets	$96,707	$125,249

Liabilities and stockholders' equity:
Current liabilities	$5,768	$8,153
Long-term obligations	2,649	2,973
Stockholders' equity	88,290	114,123
Total liabilities and stockholders' equity	$96,707	$125,249

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